Exhibit 3.1

January 30, 2023
FLORIDADEPARTh1ENT OF STATE D1v1sion of Corporations

WOLF ENERGY SERVICES INC

821 NW 57 PL

FORT LAUDERDALE, FL 33309

Re: Document Number P20000097671

The Articles of Amendment to the Articles of Incorporation of ENVIRO TECHNOLOGIES U.S., INC. which changed its name to WOLF ENERGY SERVICES INC, a Florida corporation, were filed on January 30, 2023, effective January 30, 2023.

This document was electronically received and filed under FAX audit number H23000038045.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Tammi Cline

Regulatory Specialist II Supervisor

Division of Corporations         Letter Number: 523A00002253

P.O BOX 6327 -Tallahassee, Flonda 32314

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF ENVIRO TECHNOLOGIES, U.S., INC.

Pursuant to the provisions of Sections 607.1003 and 607.1006 of the Florida Business Corporation Act (the “FBCA”), ENVIRO TECHNOLOGIES, U.S., INC., a Florida corporation (the “Corporation”), adopts the following Amendment to its Articles of Incorporation (this “Amendment”).

1. The name of the Corporation is ENVIRO TECHNOLOGIES, U.S., INC.

2. In accordance with the FBCA, on December 30, 2022, the Board of Directors of the Corporation and holders of a majority of the outstanding common stock of the Corporation approved changing the name of the Corporation.

3. The Corporation’s Articles of Incorporation are amended by deleting the first paragraph of Article I and substituting in lieu thereof the following:

“The name of this Corporation shall be: Wolf Energy Services Inc.”

4. Except as provided for above, the Articles of Incorporation of the Corporation, as previously amended to the date of this amendment, shall remain unchanged.

5. The foregoing amendment shall be effective as of January 30, 2023.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed these Articles of Amendment on behalf of the Corporation as of this 30th day of January 2023.

Jimmy R. Galla, Chief Executive Officer

1